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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                              ____________________

                                   FORM 8-K/A

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 _______________


                Date of Report (Date of earliest event reported):

                                  MAY 13, 1997

                                 _______________

                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.
                                 _______________

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


                 33-25129-LA                             84-1097751
             (Commission File No.)                    (I.R.S. Employer
                                                     Identification No.)

              17100 EL CAMINO REAL
                HOUSTON, TEXAS                             77058
     (Address of principal executive offices)            (Zip Code)

       Registrant's telephone number, including area code:  (713) 780-0881


                 (Former address, if changed since last report)

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                       INFORMATION INCLUDED IN THIS REPORT

ITEM  9.    SALES  OF  EQUITY  SECURITIES  PURSUANT  TO  REGULATION  S.

     On May 13, 1997, the Company issued One Million Dollars ($1,000,000) in convertible debentures due May 15, 1998, to offshore investors, all of whom are non U.S. Persons as the term is defined in Regulation S promulgated under the Securities Act of 1933, as amended, ("Regulation S"). No underwriter was involved in this offering. The debentures are convertible into shares of the Company's $.00001 par value common stock at a conversion price of $.50 per share. Each converted share has a warrant attached to it exercisable for an additional share of the Company's $.00001 par value common stock at a purchase price of $1.50 per share. The warrants are exercisable at any time during a three year term commencing on or about May 22, 1997, and are convertible at the option of the Company if the closing price of the Company's common stock trades at or above $1.75 for a period of 20 trading days in any 30 day trading period. In connection with the offering, the Company issued 200,000 shares of the Company's $.00001 par value common stock to the foreign placement agent, also a non U.S. Person, as defined under Regulation S. The debenture offering and all of the underlying common stock, including the 200,000 shares of common stock issued to the agent, were offered and sold pursuant to Regulation S.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated:  February  26,  1998


                         CHARTER  COMMUNICATIONS  INTERNATIONAL,  INC.


                         By:  /S/  Stephen  E.  Raville
                              -----------------------------------------------
                              Stephen  E.  Raville,  Chairman  of  the  Board
                              and  CEO